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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-71460, 333-46730, and 333-94373), and on Form S-8 (333-69236,
333-46734, and 333-82245) of SBA Communications Corp. and in the related Prospectuses of our report dated March 7, 2003 (except for the second paragraph of Note 20, as to which the date is March 17, 2003), with respect to the consolidated financial statements of SBA Communications Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
March 31, 2003